NETSCOUT Reports Second Quarter Fiscal Year 2026 Financial Results

Quarterly Results Exceed Top and Bottom Line Expectations
Company Raises Fiscal Year Outlook

WESTFORD, Mass., November 6, 2025 – NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of enterprise performance management, carrier service assurance, cybersecurity, and DDoS protection solutions, today announced financial results for its second quarter ended September 30, 2025.

Remarks by Anil Singhal, NETSCOUT’s President & Chief Executive Officer:

"We delivered another solid quarter in Q2, driven by revenue growth from both our Cybersecurity and Service Assurance product lines as we continued to advance our strategic initiatives, including AI-driven product innovation. Our strong top and bottom-line performance also benefited from the acceleration of some orders originally anticipated in the second half of the fiscal year.

“Looking ahead, given our strong first-half performance, we are raising our revenue and earnings per share outlook while we continue to successfully navigate uncertainties in the macroeconomic environment. We are energized by strong customer feedback, including at our recent Engage Technology and User Summit, where we showcased our latest solutions. It is clear that our customers rely on our highly curated data to drive improved business outcomes across key ecosystems, which positions us well to capture new opportunities through our differentiated solutions.”

Q2 FY26 Financial Results

Total revenue for the second quarter of fiscal year 2026 increased to $219.0 million, compared with $191.1 million in the second quarter of fiscal year 2025.

Product revenue for the second quarter of fiscal year 2026 was $94.7 million, or approximately 43% of total revenue in the period. This compares with product revenue of $81.0 million, or approximately 42% of total revenue in the second quarter of fiscal year 2025. As of September 30, 2025, NETSCOUT had a total product backlog of $39.8 million, which includes $27.7 million of fulfillable backlog, $7.1 million related to a multi-year enterprise license commitment, and $5.0 million of radio frequency propagation modeling projects. This compares to $27.1 million on September 30, 2024, consisting of $22.4 million of fulfillable backlog and $4.7 million of radio frequency propagation modeling projects.

Service revenue for the second quarter of fiscal year 2026 was $124.3 million, or approximately 57% of total revenue in the period. This compares with service revenue of $110.1 million, or approximately 58% in the second quarter of fiscal year 2025.

NETSCOUT’s GAAP income from operations was $32.5 million in the second quarter of fiscal year 2026, which included a restructuring charge of $0.3 million. This compares with a GAAP income from operations of $14.1 million in the second quarter of fiscal year 2025, which included a restructuring charge of 2.4 million. The Company’s GAAP operating margin was 14.8% in the second quarter of fiscal year 2026, versus 7.4% in the same period of fiscal year 2025. Non-GAAP income from operations was $58.1 million with a non-GAAP operating margin of 26.5% in the second quarter of fiscal year 2026. This compares to non-GAAP income from operations of $44.1 million and a non-GAAP operating margin of 23.1% in the second quarter of fiscal year 2025. Non-GAAP EBITDA from operations in the second quarter of fiscal year 2026 was $60.7 million, or 27.7% of quarterly revenue for the period. This compares to non-GAAP EBITDA from operations of $47.5 million in the second quarter of fiscal year 2025, or 24.9% of quarterly revenue for the period.

Net income (GAAP) for the second quarter of fiscal year 2026 was $25.8 million, or $0.35 per share (diluted), which included the restructuring charge mentioned above, versus a GAAP net income of $9.0 million, or $0.13 per share (diluted), for the second quarter of fiscal year 2025, which included the previously mentioned restructuring charges. Non-GAAP net income was $45.1 million or $0.62 per share (diluted), for the second quarter of fiscal year 2026, compared with $33.6 million, or $0.47 per share (diluted), for the second quarter of fiscal year 2025.

As of September 30, 2025, cash, cash equivalents, short and long-term marketable securities and investments were $526.9 million, compared with $492.5 million as of March 31, 2025. As previously disclosed, NETSCOUT completed the sale of a foreign investment for the equivalent of $11.8 million on August 4, 2025. The original purchase price was $7.5 million. During the second quarter of fiscal year 2026, NETSCOUT repurchased a total of 740,981 shares of its common stock at an average price of $22.34 per share for an aggregate purchase price of approximately $16.6 million. As of September 30, 2025, the Company had no debt outstanding under its $600 million revolving credit facility, which expires in October 2029.

First-Half FY26 Financial Results

•For the first half of fiscal year 2026, total revenue was $405.8 million, versus total revenue of $365.7 million in the first half of fiscal year 2025.
•Product revenue for the first half of fiscal year 2026 was $167.7 million, compared with $142.2 million in the first half of fiscal year 2025.

•Service revenue for the first half of fiscal year 2026 was $238.1 million, compared with $223.5 million in the first half of fiscal year 2025.
•NETSCOUT’s income from operations (GAAP) for the first half of fiscal year 2026 was $25.9 million. This compared with a loss of $449.2 million which included a non-cash goodwill impairment charge of $427.0 million taken in the first quarter of fiscal year 2025 and restructuring charges of $19.0 million. The Company’s operating margin (GAAP) for the first half of fiscal year 2026 was 6.4%, versus negative 122.8% in the first half of fiscal year 2025. The Company’s non-GAAP EBITDA from operations for the first half of fiscal year 2026 was $90.0 million, or 22.2% of total revenue, versus non-GAAP EBITDA from operations of $65.3 million, or 17.9% of total revenue in the first half of fiscal year 2025. The Company’s non-GAAP income from operations for the first half of fiscal year 2026 was $84.6 million with a non-GAAP operating margin of 20.9%, compared with non-GAAP income from operations of $58.1 million with a non-GAAP operating margin of 15.9% for the first half of fiscal year 2025.
•For the first half of fiscal year 2026, NETSCOUT’s net income (GAAP) was $22.1 million, or $0.30 per share (diluted). This compares with a net loss (GAAP) of $434.3 million, or $(6.08) per share (diluted), for the first half of fiscal year 2025, which included the non-cash goodwill impairment and restructuring charges mentioned above. Non-GAAP net income for the first half of fiscal year 2026 was $69.8 million, or $0.95 per share (diluted), compared with non-GAAP net income of $54.1 million, or $0.75 per share (diluted) for the first half of fiscal year 2025.

Financial Outlook Update

The Company is raising its revenue and GAAP and non-GAAP net income per share (diluted) outlook for fiscal year 2026:
•Revenue is now expected to be in the range of $830 million to $870 million. This compares to the previous revenue range of $825 million to $865 million.
•GAAP net income per share (diluted) is now expected to be in the range of $1.13 to $1.23. This compares to the previous GAAP net income per share range of $1.07 to $1.22. Non-GAAP net income per share (diluted) is now expected to be in the range of $2.35 to $2.45 compared to the previous range of $2.25 to $2.40.
▪A reconciliation between GAAP and non-GAAP numbers for NETSCOUT’s fiscal year 2026 outlook is included in the financial tables below.

Recent Developments and Highlights

▪In late October, the Company announced the availability of extended continuous end-through-end monitoring to enhance attribution for audit controls and incident reports, prove zero-trust network policies, and shorten time to detect, contain, and document incidents. Enhanced monitoring is designed into NETSCOUT's Omnis® KlearSight Sensor for Kubernetes (KlearSight) to help address the complex compliance demands faced in Cloud environments related to both security and regulatory requirements. NETSCOUT’s continuous and comprehensive monitoring solutions provide real-time visibility into critical aspects such as workloads, cluster configurations, network traffic, and API calls.
▪In October, NETSCOUT announced an innovation aimed at meeting organizations’ increasing needs for comprehensive observability within complex cloud environments. KlearSight delivers deep, actionable, and real-time insights into system performance, health, and cost drivers. The solution is specifically designed to support environments that are challenging to monitor due to their encrypted nature, such as dynamic and distributed architectures.
▪In late September, NETSCOUT hosted its annual Engage Technology and User Summit, gathering tech leaders and innovators who are shaping the future of Observability, AIOps, and Cybersecurity. NETSCOUT is driving intelligence into Observability and AIOps to feed the need for actionable telemetry derived from wire data and to leverage the unmatched power of its scalable DPI and metadata technology.
▪In late September, NETSCOUT announced solutions to support cable providers and multiple service operators (MSOs). NETSCOUT’s Omnis™ AI Insights generates a high-fidelity, curated dataset to provide real-time network visibility, ensuring a high-quality user experience for video streaming and over-the-top (OTT) services to help MSOs deliver better high-quality user experiences more cost-effectively.
▪In late August, NETSCOUT released its latest research detailing the evolving Distributed Denial-of-Service (DDoS) attack landscape. The Company monitored more than 8 million DDoS attacks globally in the first half of 2025, including more than 3.2 million in EMEA. NETSCOUT maps the DDoS landscape through passive, active, and reactive vantage points, providing unparalleled visibility into global attack trends.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its second-quarter fiscal year 2026 financial results and financial outlook today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, investors can listen to the call by dialing (203) 518-9783. The conference call ID is NTCTQ226. A replay of the call will be available after 12:00 p.m. ET today, for approximately one week. The number for the replay is (800) 839-3011 for U.S./Canada and (402) 220-7231 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States (GAAP), NETSCOUT also reports the following non-GAAP measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted net income per share, and non-GAAP earnings before interest and other expense, income taxes, depreciation, and amortization from operations (Non-GAAP EBITDA from operations). Non-GAAP gross profit removes expenses related to the amortization of acquired intangible assets, share-based compensation expense, and acquisition-related depreciation expense. Non-GAAP income from operations includes the aforementioned adjustments related to non-GAAP gross profit and also removes goodwill impairment charges, executive transition costs, and restructuring charges. Non-GAAP operating margin includes the foregoing adjustments related to non-GAAP income from operations. Non-GAAP net income includes the foregoing adjustments related to non-GAAP income from operations, and also removes the income tax effects of such adjustments. Non-GAAP diluted net income per share includes the foregoing adjustments related to non-GAAP net income. Non-GAAP EBITDA from operations includes the aforementioned adjustments related to non-GAAP income from operations and also removes non-acquisition related depreciation expense. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (gross profit, operating margin, net income, and diluted net income per share), and may have limitations because they do not reflect all NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from, or as a substitute for results prepared in accordance with GAAP. NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) protects the connected world from cyberattacks and performance and availability disruptions through the company’s unique visibility platform and solutions powered by its pioneering deep packet inspection at scale technology. NETSCOUT serves the world’s largest enterprises, service providers, and public sector organizations. Learn more at www.netscout.com or follow @NETSCOUT on LinkedIn, X (formerly known as Twitter), or Facebook.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Examples of forward-looking statements include statements regarding our future financial performance or position, liquidity, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may,” “will,” “anticipate,” “expect,” “believe,”

“estimate,” “intend,” “plan,” “should,” “seek,” or other comparable terms. Investors are cautioned that such forward-looking statements in this press release include, without limitation, statements regarding NETSCOUT’s ability to capture new opportunities through its differentiated solutions; NETSCOUT’s financial outlook and expectations; NETSCOUT’s strategic objectives, plans, commitments, aspirations and goals. Actual results could differ materially from those indicated in the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors, including macroeconomic factors and slowdowns or downturns in economic conditions generally and in the market for advanced networks, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than the Company has, and their strategic response to the Company’s products; the Company’s ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from restructuring actions and other expense management programs; potential lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. The risks included above are not exhaustive. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the Securities and Exchange Commission on May 15, 2025. Any forward-looking information in this press release is as of the date of this press release, and NETSCOUT undertakes no obligation to update such information unless required by law. NETSCOUT’s financial guidance is based on estimates and assumptions that are subject to significant uncertainties.

©2025 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

Contacts:	Investors	Media
	Scott Dressel	Chris Lucas
	AVP, Corporate Finance	AVP, Marketing & Corporate Communications
	978-614-4000	978-614-4124
	IR@netscout.com	Chris.Lucas@netscout.com

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue:
Product	$94,712	$81,033	$167,705	$142,202
Service	124,305	110,075	238,059	223,471
Total revenue	219,017	191,108	405,764	365,673
Cost of revenue:
Product	11,597	13,440	23,522	25,444
Service	32,013	28,617	63,510	60,982
Total cost of revenue	43,610	42,057	87,032	86,426
Gross profit	175,407	149,051	318,732	279,247
Operating expenses:
Research and development	40,269	35,909	80,058	78,374
Sales and marketing	64,925	61,226	135,520	131,556
General and administrative	26,261	23,742	54,118	49,323
Amortization of acquired intangible assets	11,162	11,642	22,281	23,256
Restructuring charges	304	2,409	833	18,972
Goodwill impairment	—	—	—	426,967
Total operating expenses	142,921	134,928	292,810	728,448
Income (loss) from operations	32,486	14,123	25,922	(449,201)
Interest and other (expense) income, net	(1,104)	(1,797)	2,632	7,831
Income (loss) before income tax expense (benefit)	31,382	12,326	28,554	(441,370)
Income tax expense (benefit)	5,554	3,299	6,405	(7,021)
Net income (loss)	$25,828	$9,027	$22,149	$(434,349)

Basic net income (loss) per share	$0.36	$0.13	$0.31	$(6.08)
Diluted net income (loss) per share	$0.35	$0.13	$0.30	$(6.08)
Weighted average common shares outstanding used in computing:
Net income (loss) per share - basic	72,077	71,447	71,904	71,457
Net income (loss) per share - diluted	72,917	71,837	73,130	71,457

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)
	September 30,	March 31,
	2025	2025
	(Unaudited)
Assets
Current assets:
Cash, cash equivalents, marketable securities and investments	$516,863	$491,473
Accounts receivable and unbilled costs, net	130,158	163,654
Inventories and deferred costs	12,381	12,891
Prepaid expenses and other current assets	48,629	45,166
Total current assets	708,031	713,184

Fixed assets, net	21,290	21,529
Operating lease right-of-use assets	38,388	37,717
Goodwill and intangible assets, net	1,307,906	1,335,073
Long-term marketable securities	10,042	1,004
Other assets	90,527	78,071
Total assets	$2,176,184	$2,186,578

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$14,706	$18,208
Accrued compensation	53,461	56,696
Accrued other	22,484	20,280
Deferred revenue and customer deposits	276,768	301,753
Current portion of operating lease liabilities	10,009	10,995
Total current liabilities	377,428	407,932

Other long-term liabilities	7,911	8,210
Deferred tax liability	2,872	2,643
Accrued long-term retirement benefits	29,571	27,379
Long-term deferred revenue and customer deposits	151,311	147,510
Operating lease liabilities, net of current portion	33,539	32,509
Total liabilities	602,632	$626,183

Stockholders' equity:
Common stock	136	134
Additional paid-in capital	3,293,220	3,255,333
Accumulated other comprehensive income	3,954	4,073
Treasury stock, at cost	(1,701,464)	(1,654,702)
Accumulated deficit	(22,294)	(44,443)
Total stockholders' equity	1,573,552	1,560,395
Total liabilities and stockholders' equity	$2,176,184	$2,186,578

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Six Months Ended
	September 30,		June 30,	September 30,
	2025	2024	2025	2025	2024

Revenue	$219,017	$191,108	$186,747	$405,764	$365,673

Gross Profit (GAAP)	$175,407	$149,051	$143,325	$318,732	$279,247
Share-based compensation expense (1)	2,227	2,200	3,160	5,387	5,520
Amortization of acquired intangible assets (2)	551	996	550	1,101	1,991
Acquisition related depreciation expense (3)	1	2	2	3	4
Non-GAAP Gross Profit	$178,186	$152,249	$147,037	$325,223	$286,762

Income (Loss) from Operations (GAAP)	$32,486	$14,123	$(6,564)	$25,922	$(449,201)
GAAP Operating Margin	14.8%	7.4%	(3.5)%	6.4%	(122.8)%
Share-based compensation expense (1)	13,557	14,886	19,959	33,516	36,084
Amortization of acquired intangible assets (2)	11,713	12,638	11,669	23,382	25,247
Restructuring charges	304	2,409	529	833	18,972
Goodwill impairment	—	—	—	—	426,967
Acquisition related depreciation expense (3)	11	11	12	23	23
Executive Transition Costs (4)	—	—	959	959	—
Non-GAAP Income from Operations	$58,071	$44,067	$26,564	$84,635	$58,092
Non-GAAP Operating Margin	26.5%	23.1%	14.2%	20.9%	15.9%

Net Income (Loss) (GAAP)	$25,828	$9,027	$(3,679)	$22,149	$(434,349)
Share-based compensation expense (1)	13,557	14,886	19,959	33,516	36,084
Amortization of acquired intangible assets (2)	11,713	12,638	11,669	23,382	25,247
Restructuring charges	304	2,409	529	833	18,972
Goodwill impairment	—	—	—	—	426,967
Acquisition related depreciation expense (3)	11	11	12	23	23
Executive Transition Costs (4)	—	—	959	959	—
Income tax adjustments (5)	(6,336)	(5,409)	(4,712)	(11,048)	(18,804)
Non-GAAP Net Income	$45,077	$33,562	$24,737	$69,814	$54,140

Diluted Net Income (Loss) Per Share (GAAP)	$0.35	$0.13	$(0.05)	$0.30	$(6.08)
Share impact of non-GAAP adjustments identified above	0.27	0.34	0.39	0.65	6.83
Non-GAAP Diluted Net Income Per Share	$0.62	$0.47	$0.34	$0.95	$0.75

Shares used in computing non-GAAP diluted net income per share	72,917	71,837	73,376	73,130	72,197

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands)
(Unaudited)

		Three Months Ended		Three Months Ended	Six Months Ended
		September 30,		June 30,	September 30,
		2025	2024	2025	2025	2024

(1)	Share-based compensation expense included in these amounts is as follows:
	Cost of product revenue	$297	$295	$413	$710	$726
	Cost of service revenue	1,930	1,905	2,747	4,677	4,794
	Research and development	3,990	3,934	5,532	9,522	9,820
	Sales and marketing	4,672	5,275	6,889	11,562	12,779
	General and administrative	2,668	3,477	4,378	7,045	7,965
	Total share-based compensation expense	$13,557	$14,886	$19,959	$33,516	$36,084
(2)	Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
	Cost of product revenue	$551	$996	$550	$1,101	$1,991
	Operating expenses	11,162	11,642	11,119	22,281	23,256
	Total amortization expense	$11,713	$12,638	$11,669	$23,382	$25,247
(3)	Acquisition related depreciation expense included in these amounts is as follows:
	Cost of product revenue	$1	$2	$2	$3	$4
	Cost of service revenue	—	—	—	—	—
	Research and development	7	7	8	15	15
	Sales and marketing	2	2	2	4	4
	General and administrative	1	—	—	1	—
	Total acquisition related depreciation expense	$11	$11	$12	$23	$23
(4)	Executive transition costs included in these amounts is as follows:
	General and administrative	$—	$—	$959	$959	$—
		$—	$—	$959	$959	$—
(5)	Total income tax adjustment included in this amount is as follows:
	Tax effect of non-GAAP adjustments above	$(6,336)	$(5,409)	$(4,712)	$(11,048)	$(18,804)
	Total income tax adjustments	$(6,336)	$(5,409)	$(4,712)	$(11,048)	$(18,804)

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures -
Non-GAAP EBITDA from Operations
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Three Months Ended	Six Months Ended
	September 30,		June 30,	September 30,
	2025	2024	2025	2025	2024

Income (loss) from operations (GAAP)	$32,486	$14,123	$(6,564)	$25,922	$(449,201)
Income (loss) from operations (GAAP) as a % of revenue	14.8%	7.4%	(3.5)%	6.4%	(122.8)%
Previous adjustments to determine non-GAAP income from operations	25,585	29,944	33,128	58,713	507,293
Non-GAAP Income from operations	$58,071	$44,067	$26,564	$84,635	$58,092
Depreciation excluding acquisition related-depreciation expense	2,630	3,451	2,776	5,406	7,235
Non-GAAP EBITDA from operations	$60,701	$47,518	$29,340	$90,041	$65,327
Non-GAAP EBITDA from operations as a % of revenue	27.7%	24.9%	15.7%	22.2%	17.9%

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Financial Outlook to Non-GAAP Financial Outlook
(Unaudited)
(In millions, except for net income per share - diluted)

	FY'25	FY'26
Revenue	$822.7	~ $830 to ~$870

	FY'25	FY'26
GAAP net income (loss)	$(366.9)	~$83 to ~$90
Amortization of intangible assets	$50.4	~$47
Share-based compensation expenses	$64.8	~$62
Acquisition related depreciation expense	$—	—
Executive transition costs	$—	~ $1
Restructuring charges	$20.5	~$1
Loss on Debt Extinguishment	$1.1	—
Goodwill impairment	$427.0	—
Total adjustments	$563.8	~$111
Related impact of adjustments on income tax	$(36.5)	(~$23)
Non-GAAP net income	$160.4	~$171 to ~$178

GAAP net income (loss) per share (diluted)	$(5.12)	~$1.13 to ~$1.23
Non-GAAP net income per share (diluted)	$2.22	~$2.35 to ~$2.45

Average weighted shares outstanding (diluted GAAP)	71.6	~73
Average weighted shares outstanding (diluted Non-GAAP)	72.2	~73
*Figures in table may not total due to rounding